UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2005

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2005, Cisco Systems, Inc. entered into a definitive merger agreement (the “Merger Agreement”) to acquire Scientific-Atlanta, Inc. in a merger transaction by which Scientific-Atlanta will become a wholly-owned subsidiary of Cisco (the “Merger”). Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, Cisco will acquire all of the outstanding shares of Scientific-Atlanta Common Stock (together with the right attached to each such share issued pursuant to Scientific-Atlanta’s Rights Agreement dated February 23, 1997, as amended (the “Rights Agreement”)) for a cash amount of $43.00 per share. In addition, Cisco will assume Scientific-Atlanta’s stock options which are outstanding immediately prior to the effective time of the Merger. Each option will be converted into an option to purchase a number of shares of Cisco common stock equal to $43.00 divided by the average of each trading day’s volume-weighted average sales price for a share of Cisco Common Stock as quoted on the NASDAQ Stock Market for the ten consecutive trading days ending with the third trading day that precedes the closing date of the Merger. This transaction will be taxable to Scientific-Atlanta shareholders.

Each of Scientific-Atlanta’s executive officers and directors have agreed to vote their shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger. In addition, Scientific-Atlanta has amended the Rights Agreement to provide that the rights issued to Scientific-Atlanta shareholders under the Rights Agreement will not become exercisable as a result of the aforementioned voting agreements or the Merger, and that the rights will terminate upon the closing of the Merger.

The consummation of the Merger is subject to the approval of Scientific-Atlanta shareholders, receipt of necessary approvals under United States and applicable foreign antitrust laws and other relevant regulatory authorities, and other closing conditions. Dates for closing the Merger and for Scientific-Atlanta shareholders’ meeting to vote on the Merger have not yet been determined.

Cisco will file a copy of the Merger Agreement as an exhibit to Cisco’s quarterly report on Form 10-Q for the quarter ended October 29, 2005. We encourage you to read the Merger Agreement for a more complete understanding of the transaction. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued jointly by Cisco Systems, Inc. and Scientific-Atlanta, Inc., dated November 18, 2005 (incorporated by reference to Exhibit 99.1 of Form 8-K (File No. 001-05517) filed November 18, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: November 18, 2005	By:	/s/ Mark Chandler
	Name:	Mark Chandler
	Title:	Vice President, Legal Services, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued jointly by Cisco Systems, Inc. and Scientific-Atlanta, Inc., dated November 18, 2005 (incorporated by reference to Exhibit 99.1 of Form 8-K (File No. 001-05517) filed November 18, 2005)